Brightlane Corp. Announces $5 Million Credit Facility with Colony American Finance

HOUSTON, TX, May 22, 2017 – Brightlane Corp. (OTCQB:  BTLN), through its wholly-owned subsidiary Brightlane – CLOC Acquisitions, LLC, announces a $5 million credit facility with Colony American Finance.  Brightlane Corp. is a publicly traded provider of affordable single family housing.

The credit facility will be utilized to acquire single-family homes in Texas, Georgia, South Carolina, North Carolina, and Florida.  It should be noted that this is the first credit facility Colony American Finance has granted to a publicly traded real estate operating company.

“We are proud to be the first publicly traded real estate operating company to receive a credit facility from Colony American Finance. The credit facility provides us the ability to scale and allows us to further our corporate strategy of acquiring additional affordable single family homes,” states Steve Helm, President and CEO of Brightlane Corp.

“We intend to acquire approximately 100 homes in our target asset class utilizing this credit facility within the next 6 to 9 months creating greater shareholder value.  We are actively seeking various additional financing methods and sources to contribute to the growth of the Company,” states Peter Hellwig, Chief Operating Officer of Brightlane Corp.

Mr. Helm states, “Colony American Finance supports our commitment to the affordable single family housing market.  We are proud to have Colony as a funding partner and look forward to working closely with them in our quest to become the ‘American Homes 4 Rent®’ [NYSE:  AMH] of the affordable single family housing sector.”

About Brightlane Corp.:

Houston, Texas-based Brightlane Corp. (OTCQB:  BTLN) is a publicly traded real estate operating company that provides a pathway to affordable single family housing and the opportunity for home ownership.  Brightlane’s business model in which it acquires single-family homes and portfolios of single-family homes utilizes various methods that allow tenants the opportunity to own the home if they so choose.  Brightlane actively pursues the acquisition of these types of homes through one-off purchases, the purchase of portfolios, and other methods of acquisition.

For more information please visit:  www.brightlanecorp.com

About Colony American Finance:

Colony American Finance provides specialty finance through a range of debt products to residential real estate investors. The Company offers portfolio and single asset term loans for stabilized rental properties as well as short term credit lines for acquisitions. CAF was founded in 2014 to finance single family, townhome, condo and small multifamily properties for customers nationwide. Its products are tailor-made for investors and it provides attractive rates, rapid timelines and closing certainty.  The Company works directly with borrowers as well as with brokers and correspondent partners.

For more information please visit:  www.colonyamericanfinance.com

Safe Harbor Statement:

Except for statements of historical fact, the matters discussed in this press release are forward-looking, and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements made herein regarding the intent, belief or current expectations of Brightlane Corp. are forward-looking statements that reflect numerous assumptions, risks and uncertainties, many of which are beyond our control, and any of which could cause our actual future results to differ materially from our stated expectations today.  Prospective investors are cautioned that our forward-looking statements are never guarantees of future performance.  Important factors currently known to management that could cause our actual future results to differ materially from those indicated in our forward-looking statements today include our limited operating history, fluctuations in our operating results, our ability to compete successfully and our ability to attract necessary capital on satisfactory terms.  Except as required by applicable law, we undertake no obligation to update or revise our forward-looking statements to reflect changed assumptions, the occurrence of unanticipated future events or changes in our future operating results.

CONTACT:

Investor Relations
Phone: (888) 468-2856 ext-103
Email: ir@brightlanecorp.com